UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 21, 2008

BOIS d’ARC ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-32494	20-1268553
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction incorporation)		Identification Number)
600 Travis Street
Suite 5200
Houston, Texas 77002
(Address of principal executive offices)
(713) 228-0438
(Registrant’s Telephone No.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     Bois d’Arc Energy, Inc. (the “Company” or “Bois d’Arc”) has scheduled a special meeting of its stockholders for August 27, 2008, at 11:00 a.m. Houston time, for the following purposes:
     1. to consider and vote on the proposal to approve the Agreement and Plan of Merger, dated as of April 30, 2008, by and among Stone Energy Corporation, a Delaware corporation, Stone Energy Offshore, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Stone, and the Company, as the agreement may be amended from time to time; and
     2. to transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.
     The record date for the special meeting is July 18, 2008. The Company expects to mail the definitive joint proxy statement/prospectus included in the registration statement on Form S-4 filed by Stone Energy Corporation (“Stone”) with the Securities and Exchange Commission (the “SEC”) to the Company’s stockholders of record soon in the near future.
Additional Information and Where to Find It
     The Company and Stone have filed a definitive joint proxy statement/prospectus and other materials relating to the transaction with the SEC. The definitive joint proxy statement/prospectus will be mailed to stockholders of the Company and Stone. Investors and security holders are urged to read the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the Company, Stone and the proposed merger transaction.
     Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge from its website at www.boisdarcenergy.com. The documents filed with the SEC by Stone may be obtained free of charge from Stone’s web site at www.stoneenergy.com. The definitive joint proxy statement/prospectus will be available electronically on the Company’s website concurrent with its being mailed to stockholders, and a free printed copy may also be obtained from the Company at 600 Travis Street, Suite 5200, Houston, Texas 77002.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

     The Company, Stone and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants and their direct and indirect interests in the solicitation will be set forth in the joint proxy statement/prospectus.
Item 8.01 Other Events
     A putative class action lawsuit seeking certification in the District Court of Clark County, Nevada, entitled Packard v. Allison, et al., Case No. A567393, has been filed against the Company, its directors and certain of its officers, as well as Comstock Resources, Inc. (“Comstock”), Stone Energy Corporation (“Stone”) and Stone Energy Offshore, L.L.C., a Delaware limited liability company and wholly owned subsidiary of Stone (“Merger Sub”). This lawsuit was brought by Gail Packard, a purported Bois d’Arc stockholder, on behalf of a putative class of Bois d’Arc stockholders and, among other things, seeks to enjoin the named defendants from proceeding with the merger of Bois d’Arc with and into Merger Sub with Merger Sub surviving the merger as a wholly owned subsidiary of Stone (the “Merger”), seeks to have the Agreement and Plan of Merger dated April 30, 2008, by and among Bois d’Arc, Stone, and Merger Sub (the “Merger Agreement”), rescinded, and seeks an award of monetary damages. Plaintiff asserts that the decisions by Bois d’Arc’s directors and Comstock to approve the Merger constituted breaches of their respective fiduciary duties because, Ms. Packard alleges, they did not engage in a fair process to ensure the highest possible purchase price for Bois d’Arc’s stockholders, did not properly value Bois d’Arc, failed to disclose material facts regarding the proposed Merger, and did not protect against conflicts of interest arising from the participation agreement, the parachute gross-up payments, and the change in control and severance arrangements. Ms. Packard also contends that Stone and Merger Sub aided and abetted the alleged breaches of fiduciary duty by Bois d’Arc’s officers and directors.
     The Company intends to defend the lawsuit vigorously, and has been advised by the other defendants of their intention to do the same. Because this lawsuit is at an early stage, the Company cannot predict the manner and timing of the resolution of the lawsuit or its outcome, including the likelihood of the issuance of an injunction preventing the consummation of the Merger, or estimate a range of possible losses or any minimum loss that could result in the event of an adverse verdict in the lawsuit. For more information, please see the summons and complaint attached as Exhibit 99.1 to this current report and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Summons and Complaint filed with the District Court of Clark Count, Nevada entitled Packard v. Allison, et al., Case No. A567393.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOIS d’ARC ENERGY, INC.
Dated: July 21, 2008	By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President, Chief Financial Officer and Secretary

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